Exhibit 99.1

IPG PHOTONICS ANNOUNCES SECOND QUARTER 2026 FINANCIAL RESULTS
Improving Industrial Demand and Continued Focus on Strategic Initiatives Drive Results
Managing Costs and Driving Gross Margin Improvement
MARLBOROUGH, Mass. – August 4, 2026 - IPG Photonics Corporation (NASDAQ: IPGP) today reported financial results for the second quarter ended June 30, 2026.

	Three Months Ended June 30,			Six Months Ended June 30,
(In millions, except per share data and percentages)	2026	2025	Change	2026	2025	Change
Revenue	$278.6	$250.7	11%	$544.1	$478.5	14%
Gross margin	40.4%	37.3%		39.0%	38.3%
Operating income (loss)	$4.5	$0.1	NM	$(3.2)	$1.9	NM
Operating margin	1.6%	—%		(0.6)%	0.4%
Net income	$5.2	$6.6	(21)%	$6.8	$10.4	(35)%
Earnings per diluted share	$0.12	$0.16	(25)%	$0.16	$0.24	(33)%
Non-GAAP Measures*
Adjusted gross margin	40.7%	37.8%		39.3%	38.9%
Adjusted EBITDA	$48.5	$31.5	54%	$83.7	$64.2	30%
Adjusted earnings per diluted share	$0.58	$0.30	93%	$0.87	$0.61	43%

*Adjusted gross margin, adjusted EBITDA and adjusted earnings per diluted share include non-GAAP adjustments. A reconciliation from GAAP to non-GAAP metrics is provided in this earnings release.
NM - not meaningful.
Management Comments
“We delivered our third consecutive quarter of double-digit year-over-year revenue growth, with revenue above the midpoint of our guidance and adjusted gross margin and adjusted EPS above our expectations,” said Dr. Mark Gitin, Chief Executive Officer of IPG Photonics. “Industrial Solutions generated strong revenue growth, supported by robust demand and disciplined execution across different markets and applications, particularly in battery manufacturing. Advanced Solutions revenue benefited from our continued focus on key strategic initiatives, resulting in strong sales growth in semiconductor applications. We see continued interest in our CROSSBOW™ directed energy system. Additionally, our recently announced acquisition of Lumibird Medical will further accelerate our strategic expansion into attractive medical markets in Advanced Solutions.”
Financial Highlights

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	Change	2026	2025	Change
Sales by Application
Industrial Solutions	$237,043	$204,880	16%	$464,633	$392,896	18%
Advanced Solutions	41,537	45,841	(9)%	79,444	85,618	(7)%
Total	$278,580	$250,721	11%	$544,077	$478,514	14%

Exhibit 99.1
Second quarter revenue of $279 million increased 11% year over year, driven by 16% growth in Industrial Solutions. Changes in foreign exchange rates increased revenue by approximately 2%. Industrial Solutions sales, accounting for 85% of total revenue, were driven by growth in welding, marking, cleaning and additive manufacturing applications. Advanced Solutions sales decreased 9% year over year due to lower revenue in micromachining and defense applications, partially offset by increased sales in semiconductor applications. Emerging growth products accounted for 58% of total revenue, up from 53% in the prior quarter. By region, sales increased 19% in Asia and 5% in Europe, while decreasing 2% in North America on a year-over-year basis.
GAAP gross margin of 40.4% and adjusted gross margin of 40.7% increased year over year, driven by lower product costs, lower inventory provisions, and $4.7 million in tariff refunds recorded in the period. Adjusted EBITDA was $48.5 million and adjusted earnings per diluted share (EPS) was $0.58 in the second quarter. During the second quarter, IPG generated $37.8 million in cash flow from operations and spent $20.7 million on capital expenditures.
Business Outlook and Financial Guidance
“Our book-to-bill remained above one in the second quarter, pointing to ongoing robust demand for our solutions and the team's focused execution of our growth strategy. Our technological leadership in lasers and photonics and proven track record of solving challenging customer problems continues to create compelling opportunities for laser adoption in attractive markets and applications. Supported by the One IPG Operating Model, which drives operational excellence, and an innovation engine, we are unlocking areas of significant additional and lasting value for our customers and stockholders,” concluded Dr. Gitin.
For the third quarter of 2026, IPG expects revenue of $265 million to $295 million, adjusted gross margin between 37.5% and 40.5% and adjusted operating expenses of $92 million to $95 million. IPG anticipates delivering adjusted earnings per diluted share in the range of $0.30 to $0.60 and adjusted EBITDA in the range of $35 million to $51 million.
As discussed in more detail in the "Safe Harbor" passage of this news release, actual results may differ from this guidance due to various factors including, but not limited to, trade policy changes and trade restrictions, product demand, order cancellations and delays, competition, tariffs and retaliatory tariffs, currency fluctuations and general economic conditions. The current uncertainty related to the trade environment and tariff policies increases the risks to the outlook that we have provided. This guidance is based upon current market conditions and expectations and is subject to the risks outlined in the Company's reports filed with the SEC and assumes exchange rates relative to the U.S. dollar of euro 0.88, Japanese yen 162 and Chinese yuan 6.81, respectively.
Supplemental Financial Information
Additional supplemental financial information is provided in the unaudited Financial Data Workbook and Second Quarter 2026 Earnings Call Presentation available on the investor relations section of the Company's website at investor.ipgphotonics.com.
Conference Call Reminder
The Company will hold a conference call today, August 4, 2026 at 10:00 am ET. To access the call, please dial 877-407-6184 in the US or 201-389-0877 internationally. A live webcast of the call will also be available and archived on the investor relations section of the Company's website at investor.ipgphotonics.com.
Contact
Eugene Fedotoff
Senior Director, Investor Relations
IPG Photonics Corporation
508-597-4713
efedotoff@ipgphotonics.com
About IPG Photonics Corporation
Innovation is at the heart of IPG Photonics. As a global leader in laser technology, we apply light to transform the world. From manufacturing to medical and beyond, our breakthrough laser solutions power our customers’ success and expand what's possible. Discover more at www.ipgphotonics.com.

Exhibit 99.1
Safe Harbor Statement
Information and statements provided by IPG and its employees, including statements in this press release, that relate to future plans, events or performance are forward-looking statements. These statements involve risks and uncertainties. Any statements in this press release that are not statements of historical fact are forward-looking statements, including those statements related to acquisition of Lumibird Medical further accelerating our strategic expansion into attractive medical markets in Advanced Solutions, ongoing robust demand for our solutions and the team’s focused execution of our growth strategy, our technological leadership in lasers and photonics and proven track record of solving challenging customer problems continuing to create compelling opportunities for laser adoption in attractive markets and applications, the One IPG Operating Model driving operational excellence, and an innovation engine, unlocking areas of significant additional and lasting value for our customers and stockholders, and statements related to share repurchases, revenue, adjusted gross margin and operating expenses outlook, adjusted earnings per diluted share and adjusted EBITDA guidance, including the expected impact of tariffs, and the impact of the U.S. dollar on our guidance for the third quarter of 2026. Factors that could cause actual results to differ materially include risks and uncertainties, including risks associated with the strength or weakness of business conditions in industries and geographic markets that IPG serves, particularly the effect of downturns in the markets IPG serves; uncertainties and adverse changes in the general economic conditions of markets; inability to manage risks associated with international customers and operations; changes in trade controls and tariff policies; IPG's ability to penetrate new applications for fiber lasers and increase market share; the rate of acceptance and penetration of IPG's products; foreign currency fluctuations; high levels of fixed costs from IPG's vertical integration; the appropriateness of IPG's manufacturing capacity for the level of demand; competitive factors, including declining average selling prices; the effect of acquisitions and investments; inventory write-downs; asset impairment charges; intellectual property infringement claims and litigation; interruption in supply of key components; manufacturing risks; government regulations and trade sanctions; and other risks identified in IPG's SEC filings. Readers are encouraged to refer to the risk factors described in IPG's Annual Report on Form 10-K (filed with the SEC on February 23, 2026) and IPG's reports filed with the SEC, as applicable. Actual results, events and performance may differ materially. Readers are cautioned not to rely on the forward-looking statements, which speak only as of the date hereof. IPG undertakes no obligation to update the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Exhibit 99.1
IPG PHOTONICS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(In thousands, except per share data)
Net sales	$278,580	$250,721	$544,077	$478,514
Cost of sales	166,056	157,148	332,054	295,129
Gross profit	112,524	93,573	212,023	183,385
Operating expenses:
Sales and marketing	23,818	25,552	48,352	49,982
Research and development	31,004	29,937	64,313	58,273
General and administrative	36,545	34,882	72,637	67,690
Settlement of litigation matters	(166)	—	13,334	—
Impairment charges	17,574	—	17,574	—
(Gain) loss on foreign exchange	(782)	3,098	(982)	5,509
Total operating expenses	107,993	93,469	215,228	181,454
Operating income (loss)	4,531	104	(3,205)	1,931
Other income, net:
Interest income, net	7,110	8,001	14,032	15,445
Other income, net	900	166	2,733	1,510
Total other income	8,010	8,167	16,765	16,955
Income before provision for income taxes	12,541	8,271	13,560	18,886
Provision for income taxes	7,299	1,666	6,734	8,523
Net income	$5,242	$6,605	$6,826	$10,363
Net income per common share:
Basic	$0.12	$0.16	$0.16	$0.24
Diluted	$0.12	$0.16	$0.16	$0.24
Weighted average common shares outstanding:
Basic	42,470	42,481	42,358	42,543
Diluted	42,913	42,577	42,914	42,720

Exhibit 99.1
IPG PHOTONICS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	December 31,
	2026	2025
	(In thousands, except share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$399,225	$403,790
Short-term investments	472,094	435,538
Accounts receivable, net	181,960	181,734
Inventories	330,801	313,416
Prepaid income taxes	39,423	43,196
Prepaid expenses and other current assets	55,269	45,766
Total current assets	1,478,772	1,423,440
Long-term investments	32,693	76,533
Deferred income taxes, net	116,831	123,889
Goodwill	70,480	71,735
Intangible assets, net	44,893	49,933
Property, plant and equipment, net	641,916	637,516
Other assets	38,982	41,234
Total assets	$2,424,567	$2,424,280
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$42,879	$39,288
Accrued expenses and other current liabilities	192,458	184,849
Income taxes payable	3,986	9,900
Total current liabilities	239,323	234,037
Other long-term liabilities and deferred income taxes	58,066	62,113
Total liabilities	297,389	296,150
Commitments and contingencies
Stockholders' equity:
Common stock, $0.0001 par value, 175,000,000 shares authorized; 57,371,639 and 42,533,767 shares issued and outstanding, respectively, at June 30, 2026; 56,964,939 and 42,127,067 and shares issued and outstanding, respectively, at December 31, 2025.	6	6
Treasury stock, at cost, 14,837,872 shares held at June 30, 2026 and December 31, 2025, respectively.	(1,555,629)	(1,555,629)
Additional paid-in capital	1,086,949	1,077,172
Retained earnings	2,651,790	2,644,964
Accumulated other comprehensive loss	(55,938)	(38,383)
Total stockholders' equity	2,127,178	2,128,130
Total liabilities and stockholders' equity	$2,424,567	$2,424,280

Exhibit 99.1
IPG PHOTONICS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
	2026	2025
	(In thousands)
Cash flows from operating activities:
Net income	$6,826	$10,363
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	31,415	31,167
Impairment charges	17,574	—
Provisions for inventory, warranty & bad debt	20,556	22,080
Other	23,366	17,162
Changes in assets and liabilities that (used) provided cash:
Accounts receivable and accounts payable	3,811	(14,061)
Inventories	(42,086)	(23,837)
Other	(29,133)	(31,645)
Net cash provided by operating activities	32,329	11,229
Cash flows from investing activities:
Purchases of and deposits on property, plant and equipment	(37,024)	(40,176)
Proceeds from sales of property, plant and equipment	1,006	563
Purchases of investments	(286,742)	(579,814)
Proceeds from maturities of investments	297,335	357,859
Deposit received from buyer for assets held for sale	2,000	—
Other	85	52
Net cash used in investing activities	(23,340)	(261,516)
Cash flows from financing activities:
Payments for taxes related to net share settlement of equity awards less proceeds from issuance of common stock under employee stock option and purchase plans	(10,755)	(4,253)
Purchase of treasury stock net of excise tax, at cost	—	(30,204)
Net cash used in financing activities	(10,755)	(34,457)
Effect of changes in exchange rates on cash, cash equivalents and cash held for sale	(2,245)	23,888
Net decrease in cash, cash equivalents and cash held for sale	(4,011)	(260,856)
Cash and cash equivalents — Beginning of period	403,790	620,040
Cash, cash equivalents and cash held for sale — End of period	$399,779	$359,184
Supplemental disclosures of cash flow information:
Cash paid for interest	$7	$8
Cash paid for income taxes, net of refunds	$3,408	$32,918

Exhibit 99.1
IPG PHOTONICS CORPORATION
SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Use of Non-GAAP Adjusted Financial Information
We refer to certain financial measures that are not recognized under United States generally accepted accounting principles (“GAAP”) and are provided as supplemental information to enhance understanding of the Company’s financial performance. These measures should not be considered as a substitute for, or superior to, GAAP financial measures. The following information provides the definition of adjusted gross profit, adjusted gross margin, adjusted operating income, EBITDA, adjusted EBITDA, adjusted net income, adjusted net earnings per share (EPS), and adjusted tax rate as presented, which are financial measures that are not calculated or presented in accordance with GAAP, and reconciliation to the most directly comparable financial measures calculated and presented in accordance with GAAP. The Company has provided adjusted gross profit, adjusted gross margin, adjusted operating income, EBITDA, adjusted EBITDA, adjusted net income, adjusted EPS, and an adjusted tax rate as supplemental information and in addition to the financial measures presented by the Company that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measure presented by the Company.

We define adjusted gross profit as reported gross profit, adjusted for non-recurring, infrequent, or unusual changes, including acquisition and integration charges and amortization of acquisition-related intangibles.

We define adjusted gross margin as adjusted gross profit divided by total revenue.

We define adjusted operating income as reported income from operations, adjusted for non-recurring, infrequent, or unusual charges, including acquisition and integration charges, amortization of acquisition-related intangibles, foreign exchange gains/losses and gain/loss on disposal of assets/divestiture.

We define EBITDA as net income plus interest expense (income), provision for income taxes, depreciation expense, and amortization expense.

We define adjusted EBITDA as EBITDA adjusted for non-recurring, infrequent, or unusual charges, and other adjustments that the Company believes appropriate, including stock-based compensation, acquisition and integration charges, foreign exchange gains/losses and gain/loss on disposal of assets/divestiture.

We define adjusted net income as reported net income, adjusted for non-recurring, infrequent, or unusual changes, and other adjustments that the Company believes appropriate, including amortization of acquisition-related intangibles, acquisition and integration charges, foreign exchange gains/losses and gain/loss on disposal of assets/divestiture, certain discrete tax items and non-GAAP income tax reconciling adjustments.

We define adjusted EPS as adjusted net income divided by the weighted-average diluted shares outstanding.

We define adjusted tax rate as the GAAP tax rate, adjusted for discrete tax items and the net impact of non-GAAP adjustments.
Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. Specifically, these non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts.

In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies. Management may, however, utilize other measures to illustrate performance in the future. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided below. These non-GAAP measures exclude (i) special inventory provisions, (ii) amortization of acquisition-related intangibles, (iii) restructuring charges, (iv) acquisition and integration costs, (v) goodwill and intangible asset impairments, (vi) impairment charges, (vii) foreign exchange gains/losses, (viii) interest income, (ix)

Exhibit 99.1
benefit (provision) from income taxes, (x) depreciation, (xi) amortization, (xii) stock-based compensation, (xiii) gain/loss on disposal of assets/divestiture, (xiv) settlement and fees of litigation matters (xv) certain discrete tax items, and (xvi) non-GAAP income tax reconciling adjustments.

We have not provided a quantitative reconciliation of forward-looking Non-GAAP adjusted earnings per diluted share and adjusted EBITDA to their most directly comparable GAAP financial measures because we are unable to estimate with reasonable certainty the ultimate timing or amount of certain significant items without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact adjusted earnings per diluted share and adjusted EBITDA. This includes items that have not yet occurred, are out of the Company’s control, cannot be reasonably predicted and/or for which there would not be any meaningful adjustment or difference. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

Our non-GAAP tax provision for the fiscal second quarter of 2026 is 29%. The difference between our GAAP income tax provision and our non-GAAP income tax provision is presented as non-GAAP income tax reconciling adjustments.

Exhibit 99.1
IPG PHOTONICS CORPORATION
SUPPLEMENTAL SCHEDULE OF NON-GAAP MEASUREMENTS (UNAUDITED)

Reconciliation of Gross Profit to Adjusted Gross Profit, Adjusted Gross Margin

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in thousands, except percentages)
Gross profit	$112,524	$93,573	$212,023	$183,385
Gross margin	40.4%	37.3%	39.0%	38.3%
Amortization of acquisition-related intangibles	788	1,061	1,640	2,077
Acquisition and integration charges	—	260	—	482
Adjusted gross profit	$113,312	$94,894	$213,663	$185,944
Adjusted gross margin	40.7%	37.8%	39.3%	38.9%

Reconciliation of Operating income (loss) to Adjusted Operating Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in thousands)
Operating income (loss)	$4,531	$104	$(3,205)	$1,931
Amortization of acquisition-related intangibles	2,021	2,594	4,110	5,096
Restructuring charges	285	—	351	—
Acquisition and integration charges	(70)	1,068	836	2,059
Impairment charges	17,574	—	17,574	—
Settlement and fees of litigation matters	307	—	14,435	—
(Gain) loss on foreign exchange	(782)	3,098	(982)	5,509
Adjusted operating income	$23,866	$6,864	$33,119	$14,595

Exhibit 99.1
Reconciliation of Net income to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in thousands)
Net income	$5,242	$6,605	$6,826	$10,363
Interest income, net	(7,110)	(8,001)	(14,032)	(15,445)
Provision for income taxes	7,299	1,666	6,734	8,523
Depreciation	12,714	12,172	25,461	23,728
Amortization	2,809	3,654	5,954	7,439
EBITDA	$20,954	$16,096	$30,943	$34,608
Impairment charges	17,574	—	17,574	—
Stock based compensation	10,234	11,287	20,575	22,054
Restructuring charges	285	—	351	—
Acquisition and integration charges	(70)	1,068	836	2,059
Settlement and fees of litigation matters	307	—	14,435	—
(Gain) loss on foreign exchange	(782)	3,098	(982)	5,509
Adjusted EBITDA	$48,502	$31,549	$83,732	$64,230

Reconciliation of GAAP to Non-GAAP Net Income, and GAAP to Non-GAAP Net Income per Share, Diluted

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in thousands, except per share data)
Net income	$5,242	$6,605	$6,826	$10,363
Impairment charges	17,574	—	17,574	—
Amortization of acquisition-related intangibles	2,021	2,594	4,110	5,096
Restructuring charges	285	—	351	—
Acquisition and integration charges	(70)	1,068	836	2,059
Settlement and fees of litigation matters	307	—	14,435	—
(Gain) loss on foreign exchange	(782)	3,098	(982)	5,509
Certain discrete tax items	284	275	(835)	4,889
Tax impact of non-GAAP adjustments	(119)	(710)	(5,056)	(1,858)
Adjusted net income	$24,742	$12,930	$37,259	$26,058
Adjusted net earnings per diluted share	$0.58	$0.30	$0.87	$0.61
Weighted average diluted shares outstanding	42,913	42,577	42,914	42,720

Reconciliation of GAAP to Non-GAAP Effective Tax Rate

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Tax rate	58%	20%	50%	45%
Discrete tax items	(5)%	(3)%	12%	(26)%
Net impact of non-GAAP adjustments	(24)%	(3)%	(33)%	(2)%
Adjusted tax rate	29%	14%	29%	17%